SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                November 6, 2002

                               Aphton Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       0-19122               95-3640931
--------------------------    ---------------------    ---------------------
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
    of Incorporation)                                  Identification Number)


             80 S.W. Eighth Street, Suite 2160, Miami, Florida 33130
--------------------------------------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.


     On November 6, 2002, Aphton Corporation (the "Company") announced that it has received approval and plans to initiate a clinical trial in Europe for patients suffering from Gastroesophageal Reflux Disease (GERD). The clinical trial will examine, among other endpoints, whether G17DT may be efficacious in providing symptomatic relief to patients suffering from GERD. In parallel with the clinical trial in Europe, the Company has agreed with the FDA to conduct certain toxicology and other preclinical studies prior to initiation of this trial in the US. The Company is in discussions with current and potential strategic partners to license the GERD product worldwide, in return for an up-front fee, milestone payments, payments for conducting clinical trials and royalties. The Company plans to recruit the first patients in Europe by mid-January, 2003.

     The Company announced in July, 2002 that it has concluded a phase II clinical trial with G17DT which showed, among other findings, the reduction of post-prandial (post-meal) levels of gastrin to pre-meal levels of gastrin, in patients immunized with G17DT. Furthermore, for patients also treated with the proton-pump inhibitor (PPI) drug omeprazole, the Company showed the reduction of the many-fold increase in gastrin levels induced by omeprazole, a condition known as hypergastrinemia, to pre-meal levels of gastrin.

     Gastroesophageal reflux disease is a clinical disorder characterized by the retrograde flow of gastric contents across an incompetent gastroesophageal junction into the esophagus. The most common symptom of GERD is heartburn. GERD is the most common gastrointestinal pathology. In the United States alone, industry sources have estimated that 21 million people, or over 7% of the population, suffer from GERD. About 40% of the adults in the United States experience GERD at least once a month (most frequently heartburn). In the European Union, the incidence of GERD is comparable to that in the United States. In Asia, in particular in Japan, the prevalence of GERD is approaching that of Western nations.

     The most commonly used therapies for the treatment of GERD are based on reducing acid secretion. PPIs such as Prilosec and Prevacid are among the most widely used drugs. Industry sources have estimated that the worldwide market for medications to treat for GERD was approximately $14 billion in 2001. Episodes of GERD occur most frequently after a meal and are associated with postprandial acid secretion. While some patients have excess acid production, it is not the quantity of acid produced but rather the quantity that reaches the esophageal mucosa and frequency with which that occurs that result in damage and symptoms. PPIs, while generally effective, treat the symptoms of GERD, not the underlying physiological mechanisms. The fundamental underlying mechanism of GERD is now widely accepted to be Transient Lower Esophageal Sphincter Relaxations (TLESRs) occurring in conjunction with acid reflux. PPIs do not address TLESRs, the neuromuscular component of GERD. As a result, PPIs do not provide complete efficacy, as approximately 40% to 50% of the patients do not achieve symptomatic relief, which is the principal reason for their seeking medical help. Further, relapses often occur, especially due to lack of patient compliance with the therapy by those who do feel relief. GERD is a symptom-driven disorder.

     Human data has been obtained that postprandial levels of gastrin 17 provoke approximately a three hundred percent increase in episodes of TLESRs occurring in conjunction with gastroesophageal reflux (GER). Given gastrin 17's effect of increased episodes of TLESRs with GER, the Company believes that a reduction of gastrin 17 should also lead to a reduction of these episodes, in particular postprandially (i.e., following a meal); thereby the fundamental cause of GERD symptoms and the ensuing acid (and bile) increase should be reduced, rather than the acid only, as in the case of PPIs. Based on this dual mechanism of action, the Company believes that its anti-gastrin immunotherapy should be effective in treatment of GERD, either as a stand-alone product or in conjunction with PPIs.

     In this connection (see the Company's Form 8-K filed on July 29, 2002), in his recent testimony before the FDA's Advisory Board on Gastrointestinal Drugs, its Chairman, Dr. M. Michael Wolfe noted that "...the fastest growing cancer is adenocarcinoma of the esophagus, and its precursor,  Barrett's Esophagus...." He concluded, based in part on the studies he presented showing the presence of functional gastrin receptors in esophageal adenocarcinomas: "...this raises the possibility hypergastrinemia associated with proton pump inhibitor therapy may stimulate the proliferation of preexisting esophageal adenocarcinoma...."

     This warning on the potential risks of treating patients with PPIs was also the subject of a talk at the Mayo Clinic in September, 2002 by Sir James Black, who received the Nobel Prize for his invention and development of Tagamet, the pioneer drug for treating GERD and ulcerations.

     Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and the prevention of pregnancy. The Company has strategic alliances with Aventis (NYSE: AVE) for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline (NYSE:
GSK) for reproductive system cancer and non-cancer diseases worldwide; and others.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


          (c)  Exhibits.

               99.1 Text of Press Release of the Company dated November 6, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     APHTON CORPORATION
                                     (Registrant)


                                     By:  /s/ Frederick W. Jacobs
                                        ----------------------------------
                                        Name:  Frederick W. Jacobs
                                        Title: Vice President, Chief Financial
                                               Officer, Treasurer and
                                               Chief Accounting Officer



Dated: November 6, 2002

                                                                    Exhibit 99.1



                              N E W S R E L E A S E

     Miami, FL - Aphton Corporation (NASDAQ NMS: APHT) - Aphton announced that it has received approval and plans to initiate a clinical trial in Europe for patients suffering from Gastroesophageal Reflux Disease (GERD). The clinical trial will examine, among other endpoints, whether G17DT may be efficacious in providing symptomatic relief to patients suffering from GERD. In parallel with the clinical trial in Europe, Aphton has agreed with the FDA to conduct certain toxicology and other preclinical studies prior to initiation of this trial in the US. Aphton is in discussions with current and potential strategic partners to license the GERD product worldwide, in return for an up-front fee, milestone payments, payments for conducting clinical trials and royalties. Aphton plans to recruit the first patients in Europe by mid-January, 2003.

     Aphton announced in July, 2002 that it has concluded a phase II clinical trial with G17DT which showed, among other findings, the reduction of post-prandial (post-meal) levels of gastrin to pre-meal levels of gastrin, in patients immunized with G17DT. Furthermore, for patients also treated with the proton-pump inhibitor (PPI) drug omeprazole, Aphton showed the reduction of the many-fold increase in gastrin levels induced by omeprazole, a condition known as hypergastrinemia, to pre-meal levels of gastrin.

     Gastroesophageal reflux disease is a clinical disorder characterized by the retrograde flow of gastric contents across an incompetent gastroesophageal junction into the esophagus. The most common symptom of GERD is heartburn. GERD is the most common gastrointestinal pathology. In the United States alone, industry sources have estimated that 21 million people, or over 7% of the population, suffer from GERD. About 40% of the adults in the United States experience GERD at least once a month (most frequently heartburn). In the European Union, the incidence of GERD is comparable to that in the United States. In Asia, in particular in Japan, the prevalence of GERD is approaching that of Western nations.

     The most commonly used therapies for the treatment of GERD are based on reducing acid secretion. PPIs such as Prilosec and Prevacid are among the most widely used drugs. Industry sources have estimated that the worldwide market for medications to treat for GERD was approximately $14 billion in 2001. Episodes of GERD occur most frequently after a meal and are associated with postprandial acid secretion. While some patients have excess acid production, it is not the quantity of acid produced but rather the quantity that reaches the esophageal mucosa and frequency with which that occurs that result in damage and symptoms. PPIs, while generally effective, treat the symptoms of GERD, not the underlying physiological mechanisms. The fundamental underlying mechanism of GERD is now widely accepted to be Transient Lower Esophageal Sphincter Relaxations (TLESRs) occurring in conjunction with acid reflux. PPIs do not address TLESRs, the neuromuscular component of GERD. As a result,

PPIs do not provide complete efficacy, as approximately 40% to 50% of the patients do not achieve symptomatic relief, which is the principal reason for their seeking medical help. Further, relapses often occur, especially due to lack of patient compliance with the therapy by those who do feel relief. GERD is a symptom-driven disorder.

     Human data has been obtained that postprandial levels of gastrin 17 provoke approximately a three hundred percent increase in episodes of TLESRs occurring in conjunction with gastroesophageal reflux (GER). Given gastrin 17's effect of increased episodes of TLESRs with GER, Aphton believes that a reduction of gastrin 17 should also lead to a reduction of these episodes, in particular postprandially (i.e., following a meal); thereby the fundamental cause of GERD symptoms and the ensuing acid (and bile) increase should be reduced, rather than the acid only, as in the case of PPIs. Based on this dual mechanism of action, Aphton believes that its anti-gastrin immunotherapy should be effective in treatment of GERD, either as a stand-alone product or in conjunction with PPIs.

     In this connection (see Aphton's Form 8-K filed on July 29, 2002), in his recent testimony before the FDA's Advisory Board on Gastrointestinal Drugs, its Chairman, Dr. M. Michael Wolfe noted that "...the fastest growing cancer is adenocarcinoma of the esophagus, and its precursor,  Barrett's Esophagus...." He concluded, based in part on the studies he presented showing the presence of functional gastrin receptors in esophageal adenocarcinomas: "...this raises the possibility hypergastrinemia associated with proton pump inhibitor therapy may stimulate the proliferation of preexisting esophageal adenocarcinoma...."

     This warning on the potential risks of treating patients with PPIs was also the subject of a talk at the Mayo Clinic in September, 2002 by Sir James Black, who received the Nobel Prize for his invention and development of Tagamet, the pioneer drug for treating GERD and ulcerations.

     Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases; and the prevention of pregnancy. Aphton has strategic alliances with Aventis (NYSE: AVE) for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline (NYSE:
GSK) for reproductive system cancer and non-cancer diseases worldwide; and others.

     Except for the historical information herein, the matters discussed herein are forward-looking statements that involve a number of risks and uncertainties and are not a guarantee of future performance. Future results may vary significantly based on a number of factors including, but not limited to, intellectual property risks, risks in regulatory and market acceptance of new products and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors that are inherent in the drug development process and the company's business including those set forth in Aphton's most recent 10-K and other filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risk factors that could cause actual results to differ from expected or historical results. The company's actual results could differ from these forward-looking statements and the company undertakes no obligation to update publicly any forward-looking statement.

Contact: Aphton Corporation; Investor Relations, J.L. Whitmore, 305-374-7338.





                                      -3-